EXHIBIT (8)(k)(i)

PARTICIPATION AGREEMENT

AMENDMENT NO. 1

The Participation Agreement, made and entered into as of the 30th day of April, 2001 by and among SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.) (hereinafter the "Company"), a life insurance company organized as a corporation under the laws of the State of Delaware, on its own behalf and on behalf of each separate account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the "Account"), RYDEX VARIABLE TRUST (hereinafter the "Trust"), a Delaware business trust, and RYDEX DISTRIBUTORS, INC. (hereinafter the "Underwriter"), a Maryland corporation, do hereby agree to amend the Agreement as follows:

1. Sun Life Insurance and Annuity Company of New York, an insurance company organized under the laws of New York, is hereby made a party to the Agreement.

2. The initial introductory paragraph on page 1 of the Agreement is hereby deleted in its entirety and replaced with the following:

The Participation Agreement, made and entered into as of the 30th day of April, 2001 by and among SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.), a life insurance company organized as a corporation under the laws of the State of Delaware, SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK, an insurance company organized under the laws of the State of New York, (each of which is hereinafter referred to as the "Company") on its own behalf and on behalf of each separate account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the "Account"), RYDEX VARIABLE TRUST (hereinafter the "Trust"), a Delaware business trust, and RYDEX DISTRIBUTORS, INC. (hereinafter the "Underwriter"), a Maryland corporation.

1. Schedule A is hereby deleted in its entirety and replaced with the following:

Schedule A

Separate Accounts and Associated Contracts

Shares of the Funds of the Trust shall be made available as investments for the following Separate Accounts:

Name of Separate Account and Form Number and Name of Contract

Date Established by Board of Directors Funded By Separate Account

Sun Life of Canada (U.S.) Variable Account F Futurity II Variable and Fixed Annuity Contract

July 13, 1989 RP-GR-CONT-98-1

RP-IND-MVA-98-1

Futurity III Variable and Fixed Annuity Contract

RCH-IND-MVA-00-1

RCH-GR-CERT-00-1

RCH-INDMVAPR-00-1

RCH-GRCERT-PR-00-1

Futurity Focus II Variable and Fixed Annuity Contract

FII-IND-MVA-00-1

FII-GR-CERT-00-1

FII-IND-MVAPR-00-1

FII-GR-CERTPR-00-1

Futurity Accolade Variable and Fixed Annuity Contract

FA-IND-MVA-99-1

FA-GR-CERT-99-1

FA-IND-MVAPR-99-1

FA-GR-CERTPR-99-1

Futurity Select Four Variable and Fixed Annuity Contract

RFF-IND-MVA-00-1

RFF-GR-CERT-00-1

RFF-INDMVAPR-00-1

RFF-GRCERT-PR-00-1

Sun Life of Canada (U.S.) Variable Account G Sun Life Corporate Variable Universal Life Insurance

July 25, 1996 Policies

VUL-COLI-97

Futurity Corporate Variable Universal Life Insurance

Policies

VUL-COLI-97

Sun Life (N.Y.) Variable Account C Futurity Accolade NY Variable and Fixed Annuity

October 18, 1985 Contract

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of September 1, 2001.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

By: _________________________________________

Ronald J. Fernandes

Vice President, Retirement Products & Services

By: _________________________________________

Edward M. Shea

Assistant Vice President & Senior Counsel

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK

By: _________________________________________

Ronald J. Fernandes

Vice President, Retirement Products & Services

By: _________________________________________

Edward M. Shea

Assistant Vice President & Senior Counsel

RYDEX VARIABLE TRUST

By: _________________________________________

RYDEX DISTRIBUTORS, INC.

By: _________________________________________

J/GC/Lawdept/Mmurphy2001/VITs/Rydex. Part Agree Amend No. 1 (9.1.01)